Registration Statement No. 33-85650


                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549
                                  --------------------------

                                POST EFFECTIVE AMENDMENT NO. 1
                                              TO

                                           FORM S-8
                    Registration Statement Under the Securities Act of 1933
                                  --------------------------


                                           AMTROL INC.
                      (Exact name of issuer as specified in its charter)

      RHODE ISLAND                                 05-0246955
 (State or other jurisdic-                            (I.R.S. Employer
  tion of incorporation)                              Identification No.)

                                      1400 Division Road
                               West Warwick, Rhode Island 02893
                                            (401)884-6300
                      (Address,   including  zip  code,  and  telephone  number,
               including area code, of registrant's principal executive office)

                                          AMTROL INC.
                            Non-Employee Director Compensation Plan
                                   (Full Title of the Plan)

                                       Edward J. Cooney
                                          AMTROL Inc.
                                      1400 Division Road
                               West Warwick, Rhode Island 02893
                                          (401)884-6300
                   (Name,  address,  including zip code,  and telephone  number, including area code, of agent for service of process)

                                           Copy to:
                                   Margaret D. Farrell, Esq.
                                   Hinckley, Allen & Snyder
                                       1500 Fleet Center
                                Providence, Rhode Island 02903
                                         (401)274-2000



         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ x ]

         Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.

                              WITHDRAWAL OF SHARES

         On October 26, 1994, AMTROL Inc. (the "Corporation") filed Form S-8, Registration No. 33-85650, to register 100,000 shares of the common stock, .01 par value (the "Common Stock"), of the Corporation to be issued pursuant to the AMTROL Inc. Non-Employee Director Compensation Plan (the "Non-Employee Director Plan"). Between October 26, 1994 and the date hereof, 24,601 shares of Common Stock were issued pursuant to the Non-Employee Director Plan. Pursuant to this Post-Effective Amendment No. 1 to Form S-8, the Corporation hereby withdraws from registration the remaining 75,399 shares of Common Stock to be issued pursuant to the Non-Employee Director Plan.